EXHIBIT 23.1

PRICEWATERHOUSECOOPERS

Kesselman & Kesselman

Certified Public Accountants (Isr.)

Trade Tower, 25 Hamered Street

Tel Aviv 68125 Israel

P.O. Box 452 Tel Aviv 61003 Israel

Telephone +972-3-7954555

Facsimile + 972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2006 relating to the consolidated financial statements, which appears in Vyyo Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Kesselman & Kesselman

Kesselman & Kesselman CPAs (ISR),
a member of PricewaterhouseCoopers
International Limited

Tel-Aviv, Israel
January 25, 2007